EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS	Jim Duemey	Kyle Anderson
	VP-Investment Officer	Director of Media Relations
	(614) 464-5373	(614) 917-5497

State Auto Financial Reports Second Quarter 2008 Results

•	Quarterly loss of $0.08 per share

•	Quarterly GAAP combined ratio of 115.9

•	Return on Equity of 5.7%

•	Book value per share decreased to $21.44

Columbus, Ohio (July 24, 2008) – State Auto Financial Corporation (NASDAQ: STFC) today reported a second quarter 2008 net loss of $3.3 million, or $0.08 per diluted share, versus net income of $23.4 million, or $0.56 per diluted share, for the second quarter of 2007. Net loss from operations* per diluted share for the second quarter 2008 was $0.12, versus net income from operations of $0.51 for the same 2007 period.

STFC’s second quarter 2008 revenue was $307.0 million versus $278.7 million for the same period in 2007. STFC’s GAAP combined ratio for the quarter was 115.9 versus 96.7 for the second quarter of 2007. Catastrophe losses accounted for 27.3 points of the total 84.0 loss ratio points, or $76.8 million, during the second quarter this year, compared to 8.2 points of the total 63.3 loss ratio points, or $20.7 million, for the same period in 2007. The second quarter 2008 also included an income tax benefit of $20.9 million, reflecting taxes expected to be recoverable based upon year to date results.

Revenue for the first six months of 2008 was $608.0 million, versus $554.2 million for the same 2007 period. For the first six months of 2008, net loss was $15.8 million, or $0.40 per diluted share, compared to net income of $54.2 million or $1.30 per diluted share, for the same 2007 period. STFC’s GAAP combined ratio for the first six months of 2008 was 113.6, as compared to 94.0 for the same period in 2007. STFC’s book value per share decreased to $21.44 per share as of June 30, 2008. Return on stockholders’ equity for the twelve months ended June 30, 2008 was 5.7% compared to 15.7% for the twelve months ended June 30, 2007.

“We experienced unprecedented losses from catastrophic storm activity during the second quarter. The $76.8 million total is not only a record high for a second quarter, but a record for catastrophe losses for any quarter in our history. Losses in the first six months of 2008 of $111.8 million already make it STFC’s worst year for catastrophe losses. I can’t say enough about the performance of our claims associates, and their efforts in servicing our policyholders, during this difficult period,” said STFC Chairman, President and CEO Bob Restrepo.

“Excluding the catastrophe losses, our second quarter core loss ratio improved from the first quarter, underscoring the strength of State Auto’s underwriting fundamentals. We also continue to see positive trends in our new business policy counts and overall premium growth in a competitive market. Total net written premium quarter over quarter was up 12.4%, of which 3.4% was attributable to organic growth and 9.0% to previously reported pooling changes. Organic growth was strong in standard private passenger auto, our largest line of business, with net written premium up 5.8% for the second quarter 2008 over the same quarter 2007. Our advances in pricing technology, product development and agency automation and business support have keyed the organic growth successes,” added Restrepo.

STFC repurchased 452,667 shares during the second quarter of 2008 and 2,028,116 shares to date under the previously announced share repurchase program which authorized purchasing up to 4.0 million common shares through December 31, 2009.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. The company markets its personal and business insurance products exclusively through independent insurance agencies in 33 states and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies. The company is one of NASDAQ’s listed companies to be named a 2008 Mergent Dividend Achiever for having increased its dividends for ten or more years in succession.

The State Auto Insurance Companies are rated A+ (Superior) by the A.M. Best Company and include State Automobile Mutual, State Auto Property & Casualty, State Auto National, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual and Litchfield Mutual Fire. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at www.StateAuto.com.

*	Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC this amounts to $0.04 per diluted share for the second quarter and $0.01 for 2008 year to date versus $0.05 and $0.07 for the same 2007 periods.

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STFC has scheduled a conference call with interested investors for Thursday, July 24, 10:00 a.m. Eastern time to discuss the company’s second quarter 2008 performance. Live and archived broadcasts of the call can be accessed on www.StateAuto.com. A replay of the call can be heard beginning at noon, July 24, by calling 1-800-283-4984. Supplemental schedules detailing the company’s second quarter 2008 financial, sales and underwriting results are made available on www.StateAuto.com prior to the conference call.

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This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current assumptions, expectations and projections of State Auto Financial Corporation’s (the “Company”) management about future events. Although we believe these statements are based on reasonable assumptions, the Company can give no assurance that they will prove to be correct. Numerous factors, including those related to market conditions and those detailed in the Company’s filings with the Securities and Exchange Commission, may cause actual results of the Company to differ materially from those anticipated in these forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the control to predict. These forward-looking statements are subject to these risks and uncertainties and, therefore, actual results may differ materially. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Three Months Ended June 30	Six Months Ended June 30
(In millions, except per share amounts)	2008	2007	2008	2007
Net premiums written	$300.7	$267.6	$625.9	(B)	$515.1

Earned premiums	281.1	253.3	560.3	505.2
Net investment income	22.3	20.6	44.7	41.9
Net realized gain on investments	2.4	3.6	0.6	4.7
Other income	1.2	1.2	2.4	2.4

Total revenue	307.0	278.7	608.0	554.2

(Loss) income before federal income taxes	(24.2)	28.9	(39.2)	69.7

Federal income tax (benefit) expense	(20.9)	5.5	(23.4)	15.5

Net (loss) income	$(3.3)	$23.4	$(15.8)	$54.2

(Loss) earnings per share:
-basic	$(0.08)	$0.57	$(0.40)	$1.32
-diluted	$(0.08)	$0.56	$(0.40)	$1.30

(Loss) earnings per share from operations (A):
-basic	$(0.12)	$0.51	$(0.41)	$1.24
-diluted	$(0.12)	$0.51	$(0.41)	$1.23

Weighted average shares outstanding:
-basic	39.5	41.1	39.9	41.1
-diluted	39.5	41.8	39.9	41.8

Book value per share	$21.44	$21.17

Dividends paid per share	$0.15	$0.10	$0.30	$0.20

Total shares outstanding	39.4	41.2

GAAP ratios:
Loss and LAE ratio	84.0	63.3	80.4	60.1
Expense ratio	31.9	33.4	33.2	33.9

Combined ratio	115.9	96.7	113.6	94.0

Reconciliation of non-GAAP financial measure:
(A) Net (loss) income from operations:
Net (loss) income	$(3.3)	$23.4	$(15.8)	$54.2
Less net realized gains on investments, less applicable federal income taxes	1.6	2.3	0.4	3.1

Net (loss) income from operations	$(4.9)	$21.1	$(16.2)	$51.1

(B)

Net premiums written for the six months ended June 30, 2008, includes $53.6 million of unearned premiums transferred to STFC in connection with the addition of The Patrons Group, Beacon National and SAMMI to the State Auto Pool, effective January 1, 2008.